PROXY CARD                                            Panorama Series Fund, Inc., on behalf of
                PROXY CARD
                                           Total Return Portfolio, Growth Portfolio,
                                           Oppenheimer International Growth Fund/VA,
                                              and Government Securities Portfolio
                                                [INSURANCE COMPANY NAME DROP-IN]
                            PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2002

The undersigned indirect  shareholder of the above-named  Portfolio(s),  revoking prior proxies,  hereby directs the above named
Insurance  Company and  Affiliated  Insurance  Companies  (the  "Insurance  Company") to appoint  Robert Zack,  Brian Wixted and
Kathleen Ives, and each of them, as  attorneys-in-fact  and proxies of the Insurance  Company,  with full power of substitution, to vote  shares  held in the name of the  Insurance  Company for the  undersigned  on the record date at the Special  Meeting of
Shareholders of the  above-named  Portfolio(s)  (the  "Portfolio"),  a series of Panorama Series Fund, Inc. (the "Fund"),  to be held at 6803  South  Tucson  Way,  Englewood,  Colorado,  80112,  on June  10,  2002,  at 1:00 P. M.  Mountain  time,  or at any adjournment  thereof,  upon the proposals  described in the Notice of Meeting and accompanying Proxy Statement,  which have been received by the undersigned.

This proxy is  solicited  on behalf of the Fund's  Board of  Directors,  and all  proposals  have been  proposed by the Board of
Directors.  When properly  executed,  this proxy will be voted as indicated or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters.

                                                                                  CONTROL NUMBER:   999 9999 9999 999

                                                                                NOTE:  Please sign this proxy  exactly as your
                                                                                name or names  appears  hereon.  Joint  owners
                                                                                should each sign  individually.  Trustees  and
                                                                                other   fiduciaries    should   indicate   the
                                                                                capacity   in   which   they   sign.    If   a
                                                                                corporation,   partnership  or  other  entity,
                                                                                this  signature  should  be  that  of  a  duly
                                                                                authorized  individual who should state his or
                                                                                her title.

                                                                                -----------------------------------------------------
                                                                                Signature
                                                                                -----------------------------------------------------
                                                                                Signature of joint owner, if any

                                                                                -----------------------------------------------------
                                                                                Date                                      12290_PAN

PORTFOLIO                                                         PORTFOLIO
---------                                                         ---------
Government Securities                       632.5087              Growth                         2565.5654
International Growth                        750.6587              Total Return                   8562.2574

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  EXAMPLE:

1.       To elect a Board of Directors:

01  James C. Swain                  02  John V. Murphy        03 William L. Armstrong
04  Robert G. Avis                  05  George C. Bowen       06 Edward L. Cameron
07  Jon S. Fossel                   08  Sam Freedman          09 F. William Marshall, Jr.

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

  To vote FOR all Proposals below for each Portfolio mark this box. (No other vote is necessary.)
                ---

  To vote AGAINST all  Proposals below for each  Portfolio, mark this box. (No other vote is necessary).

  To ABSTAIN  votes for all  Proposals below for each  Portfolio, mark this box. (No other vote is necessary).

2a.   To approve the amendment of the fundamental investment policy with respect to Senior Securities.

   to vote all Portfolios FOR;        to vote all Portfolios AGAINST;      to ABSTAIN votes for all Portfolios;  or vote separately by Portfolio below.
                      FOR         AGAINST       ABSTAIN                        FOR       AGAINST       ABSTAIN
Government Securities                             Growth                           
International Growth                              Total Return                     

2b.   To approve the amendment of the fundamental investment policy with respect to Industry Concentration.

  to vote all Portfolios FOR;        to vote all Portfolios AGAINST;        to ABSTAIN votes for all Portfolios;  or vote separately by Portfolio below.
                 FOR         AGAINST       ABSTAIN                                  FOR       AGAINST       ABSTAIN
Growth                                              Total Return                         

2c.   To approve the elimination of the fundamental investment policy with respect to Investing in a Company for the purpose of Acquiring Control.

  to vote all Portfolios FOR;        to vote all Portfolios AGAINST;      to ABSTAIN votes for all Portfolios;  or vote separately by Portfolio below.
                          FOR         AGAINST       ABSTAIN                             FOR        AGAINST       ABSTAIN
Government Securities                                   Growth                             
International Growth                                    Total Return                       

2d.   To approve the elimination of the fundamental investment policy with respect to Investing in other Investment
      Companies.

 to vote all Portfolios FOR;      to vote all Portfolios AGAINST;      to ABSTAIN votes for all Portfolios;   or vote separately by Portfolio below.

                          FOR         AGAINST       ABSTAIN                              FOR        AGAINST       ABSTAIN
Government Securities                                   Growth                       
International Growth                                    Total Return                 

2e.   To approve the amendment of the fundamental investment policy with respect to Investing in Oil, Gas or other Mineral Exploration or Development Programs, Real Estate and Commodities.

   to vote all Portfolios FOR;    to vote all Portfolios AGAINST;   to ABSTAIN votes for all Portfolios;   or vote separately by Portfolio below.
                          FOR         AGAINST       ABSTAIN                      FOR         AGAINST       ABSTAIN
Government Securities                            Growth                       
International Growth                             Total Return                 

2f.   To approve the elimination of the fundamental investment policy with respect to Purchasing Securities on Margin and Making Short Sales.

      to vote all Portfolios FOR;    to vote all Portfolios AGAINST;    to ABSTAIN votes for all Portfolios;  or vote separately by Portfolio below.
                          FOR         AGAINST       ABSTAIN                     FOR      AGAINST       ABSTAIN
Government Securities                           Growth                       
International Growth                           Total Return                  

2g.   To approve the elimination of the fundamental investment policy with respect to Writing, Purchasing or
      Selling Puts, Calls or Combinations thereof.

 to vote all Portfolios FOR;    to vote all Portfolios AGAINST;  to ABSTAIN votes for all Portfolios; or vote separately by Portfolio below.
              FOR         AGAINST       ABSTAIN                                  FOR        AGAINST       ABSTAIN
Growth                                       Total Return                    

2h.   To approve the elimination of the fundamental investment policy with respect to Investing in Securities of
      Foreign Issuers.

 to vote all Portfolios FOR;     to vote all Portfolios AGAINST;   to ABSTAIN votes for all Portfolios; or vote separately by Portfolio below.
                FOR         AGAINST       ABSTAIN                                          FOR          AGAINST       ABSTAIN
Growth                                           Government Securities                  
Total Return                   

2i.   To approve the amendment of the fundamental investment policy with respect to Borrowing.

to vote all Portfolios FOR;   to vote all Portfolios AGAINST;      to ABSTAIN votes for all Portfolios; or vote separately by Portfolio below.
                         FOR         AGAINST       ABSTAIN                       FOR         AGAINST       ABSTAIN
Government Securities                       Growth                           
International Growth                        Total Return                     

2j.   To approve the elimination of the fundamental investment policy with respect to Pledging, Mortgaging or Hypothecating Assets.

 to vote all Portfolios FOR;    to vote all Portfolios AGAINST;    to ABSTAIN votes for all Portfolios;  or vote separately by Portfolio below.
                          FOR         AGAINST       ABSTAIN                     FOR          AGAINST       ABSTAIN
Government Securities                           Growth                       
International Growth                            Total Return                 

2k.   To approve the amendment of the fundamental investment policy with respect to Lending.

 to vote all Portfolios FOR;   to vote all Portfolios AGAINST;      to ABSTAIN votes for all Portfolios;  or vote separately by Portfolio below.
                           FOR         AGAINST       ABSTAIN                    FOR     AGAINST       ABSTAIN
Government Securities                         Growth                         
International Growth                          Total Return                   

2l.   To approve the amendment of the fundamental investment policy with respect to Diversification.

 to vote all Portfolios FOR;       to vote all Portfolios AGAINST;      to ABSTAIN votes for all Portfolios; or vote separately by Portfolio below.
                FOR         AGAINST       ABSTAIN                               FOR          AGAINST       ABSTAIN
Growth                               International Growth                    
Total Return                  

                      PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. 12290_PAN